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                                                                 Exhibit 4.2

                         AMENDMENT OF WARRANT AGREEMENT


         This Amendment of Warrant Agreement (the "Amendment") is made and entered into this 9th day of June, 1998 between SpinCycle, Inc., a Delaware corporation (the "Company"), and Norwest Bank Minnesota, N.A., as Warrant Agent (the "Warrant Agent"). Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings assigned to them in the Warrant Agreement between the Company and the Warrant Agent dated as of April 29, 1998 (the "Warrant Agreement").

                                R E C I T A L S:

         A. The Company and the Warrant Agent are parties to the Warrant Agreement.

         B. In the second paragraph of the opening recitals of the Warrant Agreement, the number of Warrants to be issued to the purchasers of the Units has been omitted.

         C. In Section 3.01 of the Warrant Agreement, the number of shares of Common Stock that may be purchased by the Holder of each Warrant is incorrect.

         D. In order to clarify and correct certain information in the Warrant Agreement, the Company and the Warrant Agent desire to enter into this Amendment.

         E. Section 7.04 of the Warrant Agreement allows the parties to amend the Warrant Agreement without the consent of any Holder in order to correct or supplement any defective provision contained therein as the Company and the Warrant Agent deem necessary and so long as such changes do not adversely affect the rights of any of the Holders.

         F. The changes that the Company and the Warrant Agent desire to make will not adversely affect the rights of any of the Holders because such changes merely conform the terms of the Warrant Agreement to the terms of the Warrant Certificates and to the terms discussed in the Company's Confidential Offering Circular dated April 24, 1998, the Purchase Agreement dated as of April 24, 1998 between the Company and Credit Suisse First Boston Corporation and in the recitals of the Warrant Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties agree to amend the Warrant Agreement as follows:

         1. Recitals. All the Recitals are incorporated herein.

         2. Capitalized Terms. All capitalized terms which are not otherwise defined herein shall have the meanings ascribed to them in the Warrant Agreement.


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         3. Amendments to Warrant Agreement.

                  A. The last sentence of the second paragraph of the recitals of the Warrant Agreement is hereby deleted and the following is inserted in lieu thereof:

         In connection with the sale of the Units, 144,990 Warrants will be issued to the purchasers of the Units.

                  B. Section 3.01 of the Warrant Agreement is hereby deleted and the following is substituted in lieu thereof:

                  Section 3.01. Exercise Price. Each Warrant shall initially entitle the Holder thereof, subject to adjustment pursuant to the terms of this Agreement, to purchase .1839 shares of Common Stock for a per share exercise price (the "Exercise Price") of $.01.

         4. Miscellaneous.

                  A. Except as set forth in this Amendment, all of the terms and provisions of the Warrant Agreement continue in full force and effect.

                  B. This Amendment may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

                      [THE NEXT PAGE IS THE SIGNATURE PAGE]


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                                SIGNATURE PAGE TO
                         AMENDMENT OF WARRANT AGREEMENT

         IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

                                        SPINCYCLE, INC.


                                        By:   /s/
                                             -----------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                             -----------------------------------


                          NORWEST BANK MINNESOTA, N.A.,
                                as Warrant Agent


                                        By:   /s/
                                             -----------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                             -----------------------------------



                                SIGNATURE PAGE TO
                        AMENDMENT OF WARRANTY AGREEMENT